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                                                                      EXHIBIT 10

                                    GUARANTY
                             (Kenneth F. Swaisland)


          This Guaranty dated as of July 16, 1997 (this "Agreement"), is made by KENNETH F. SWAISLAND (the "Guarantor") in favor of ENRON CAPITAL & TRADE RESOURCES CORP. (the "Investor").

                                  INTRODUCTION

          Reference is made to the Articles of Amendment of the Kafus Capital Corporation, a British Columbia corporation ("Kafus"), filed on July 15, 1997 (the "Preference Shares Designation"), amending the Articles of Incorporation of Kafus to designate the Series I 10% Convertible Redeemable Preference Shares ("Preference Shares") of Kafus and to the related Subscription Agreement dated as of July 16, 1997 (the "Subscription Agreement"), between Kafus and the Investor under which the Investor is purchasing certain of the Preference Shares from Kafus, the defined terms of which are used herein unless otherwise defined herein. The Guarantor owns substantial interests in Kafus and believes that the purchase of such Preference Shares will provide substantial direct and indirect benefit to the Guarantor. Therefore, to induce the Investor to enter into the Subscription Agreement and to purchase such Preference Shares and for other good and valuable consideration, the receipt and sufficiency which are hereby acknowledged, the Guarantor hereby agrees as follows:

Section 1.  Guaranty.

          1.1 The Guarantor irrevocably guarantees to the Investor the full payment when due of all present and future obligations of Kafus to the Investor under Section 3.0 of the Preference Shares Designation (Redemption), whether or not Kafus has obtained relief from such obligations under bankruptcy or other laws providing for relief from creditors, and (b) any increases, extensions, and rearrangements of the foregoing obligations under any amendments, supplements, and other modifications of the Preference Shares Designation (collectively, the "Guaranteed Obligations"). This is a guaranty of payment and not merely a guaranty of collection, and the Guarantor is liable as a primary obligor. If any of the Guaranteed Obligations are not punctually paid when due, the Guarantor shall immediately pay the same to the Investor. The Guarantor shall make each payment owed to the Investor under this Agreement to the Investor in U.S. Dollars in immediately available funds as directed by the Investor. The Investor is hereby authorized at any time following any demand for payment hereunder to set off and apply any indebtedness owed by the Investor to the Guarantor against any and all of the obligations of the Guarantor under this Agreement. The Investor agrees to promptly notify the Guarantor after any
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such setoff and application, but the failure to give such notice shall not affect the validity of such setoff and application.

          1.2 Notwithstanding the foregoing, in any action by the Investor to enforce performance by the Guarantor under this Agreement, the Investor shall not have any right to seek recourse against or otherwise enforce any judgment against, or against the rights of the Guarantor in, The Swaisland Family Trust (as described in the letter dated July 15, 1997, by KPMG to the Guarantor and provided to the Investor) and in the shares of Samarac Trading and Development Corporation and Samarac Development Corporation owned by such trust. Nothing in this Section 1.2 shall be deemed to limit the rights of the Investor against the Guarantor or any other assets of the Guarantor.

Section 2.  Guaranty Absolute.

          2.1 This Agreement shall be deemed accepted by the Investor upon receipt, and the Guarantor's obligations under this Agreement are effective immediately and are continuing and cover all Guaranteed Obligations arising prior to and after the date hereof. This Agreement may not be revoked by the Guarantor and shall continue to be effective with respect to Guaranteed Obligations arising or created after any attempted revocation by the Guarantor.

          2.2 The Guarantor guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Preference Shares Designation, regardless of any law, regulation, or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Investor with respect thereto. The Guarantor agrees that the Guarantor's obligations under this Agreement shall not be released, diminished, or impaired by, and waives any rights which the Guarantor might otherwise have which relate to:

          (a) Any lack of validity or enforceability of the Guaranteed Obligations, the Preference Shares Designation, or any other agreement or instrument relating thereto;

          (b) Any increase, reduction, extension, or rearrangement of the Guaranteed Obligations, any amendment, supplement, or other modification of the Preference Shares Designation, any waiver or consent granted under the Preference Shares Designation, including waivers of the payment of the Guaranteed Obligations, or any sale, assignment, delegation, or other transfer of the Guaranteed Obligations or the Preference Shares Designation or the securities sold thereunder;

          (c) Any grant of any security or support for the Guaranteed Obligations, including any pledge of collateral for the Guaranteed Obligations or any person guaranteeing or otherwise becoming liable for the payment of the Guaranteed Obligations;

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          (d) Any impairment of any security or support for the Guaranteed
Obligations, including any full or partial release, exchange, subordination, or waste of any collateral for the Guaranteed Obligations or any full or partial release of Kafus, any Guarantor, or any other Person liable for the payment of the Guaranteed Obligations;

          (e) Any change in the organization or structure of Kafus, any Guarantor, or any other Person liable for the payment of the Guaranteed Obligations; or the insolvency, bankruptcy, liquidation, or dissolution of Kafus or any other Person liable for the payment of the Guaranteed Obligations;

          (f) The failure to apply or any manner of applying payments or the proceeds of any security or support for the Guaranteed Obligations against the Guaranteed Obligations;

          (g) The failure to give notice of the occurrence of any of the events or actions referred to in this Section 2.2 or notice of any default or event of default, however denominated, under the Preference Shares Designation, notice of intent to accelerate, notice of acceleration, notice of presentment for payment, notice of nonpayment, notice of protest, notice of grace, notice of dishonor, notice of bringing of action to enforce the payment of the Guaranteed Obligations, notice of any sale or foreclosure of any collateral for the Guaranteed Obligations, notice of any transfer of the Guaranteed Obligations, notice of the transfer of this Agreement, notice of the financial condition of or other circumstances regarding Kafus, any Guarantor, or any other Person liable for the Guaranteed Obligations, or any other notice of any kind relating to the Guaranteed Obligations; or

          (h) Any other action taken or omitted which affects the Guaranteed Obligations, whether or not such action or omission prejudices the Guarantor or increases the likelihood that the Guarantor will be required to pay the Guaranteed Obligations pursuant to the terms hereof--it is the unambiguous and unequivocal intention of the Guarantor that the Guarantor shall be obligated to pay the Guaranteed Obligations when due, notwithstanding any occurrence, circumstance, event, action, or omission whatsoever, whether contemplated or uncontemplated, and whether or not particularly described herein.

          2.3 This Agreement shall continue to be effective or be reinstated, as the case may be, if any payment on the Guaranteed Obligations must be refunded for any reason including any bankruptcy proceeding. In the event that the Investor must refund any payment received against the Guaranteed Obligations, any prior release from the terms of this Agreement given to the Guarantor by the Investor shall be without effect, and this Agreement shall be reinstated in full force and effect. It is the intention of the Guarantor that the Guarantor's obligations hereunder shall not be discharged except by final payment of the Guaranteed Obligations.

Section 3.  Unimpaired Collection.

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          3.1  There are no conditions precedent to the enforcement of this
Agreement, except as expressly contained herein. It shall not be necessary for the Investor, in order to enforce payment by the Guarantor under this Agreement, to show any proof of Kafus's default, to exhaust the Investor's remedies against Kafus, any Guarantor, or any other Person liable for the payment of the Guaranteed Obligations, to enforce any security or support for the payment of the Guaranteed Obligations, or to enforce any other means of obtaining payment of the Guaranteed Obligations. The Guarantor waives any rights under the laws of Canada or any Province thereof regarding suretyship or other similar statutory rights related to the foregoing. The Investor shall not be required to mitigate damages or take any other action to reduce, collect, or enforce the Guaranteed Obligations.

          3.2 The Guarantor hereby agrees that all Subordinated Obligations of the Guarantor (as defined below) shall be subordinate and junior in right of payment and collection to the payment and collection in full of all Guaranteed Obligations as described below:

          (a) As used herein, the term "Subordinated Obligations" for the Guarantor means: (i) all present and future indebtedness, liabilities, and obligations of any kind owed by Kafus or any of its Subsidiaries to the Guarantor, including debt obligations, equity obligations, and other contractual obligations requiring payments of any kind to be made to the Guarantor and including any right of subrogation (including any statutory rights of subrogation under Section 509 of the Bankruptcy Code, 11 U.S.C. (S) 509, or under any applicable provisions of bankruptcy or insolvency laws in Canada or any Province thereof), contribution, indemnification, reimbursement, exoneration, or any right to participate in any claim or remedy of the Investor against Kafus, any Guarantor, or any Person liable for the payment of the Guaranteed Obligations, or any collateral which the Investor now has or may acquire, and (ii) any increases, extensions, and rearrangements of the foregoing obligations under any amendments, supplements, and other modifications of the documents and agreements creating the foregoing obligations.

          (b) Until all Guaranteed Obligations have been irrevocably paid in full (and therefore the payment thereof is no longer subject to being set aside or returned under the law), the Guarantor shall not take any action to enforce payment of the Subordinated Obligations of the Guarantor, but the standstill set forth in this paragraph (b) is not intended as a permanent waiver of any Subordinated Obligations nor shall it limit the right of the Guarantor to accept and receive payments not otherwise restricted hereunder (and therefore subject to the limitations in paragraphs (c) and (d) below).

          (c) Upon any receivership, insolvency proceeding, bankruptcy proceeding, assignment for the benefit of creditors, reorganization, arrangement with creditors, sale of assets for creditors, dissolution, liquidation, or marshaling of assets of Kafus, all amounts due with respect to the Guaranteed Obligations shall be irrevocably paid in full before the Guarantor shall be entitled to collect or receive any payment with respect to the Subordinated Obligations of the Guarantor, and all payments to which the Guarantor would be entitled to collect or receive on the

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Subordinated Obligations of the Guarantor shall be paid over to the Investor for application to the Guaranteed Obligations until irrevocably paid in full.

          (d) Following notice from the Investor to Kafus that a default under the Preference Shares Designation has occurred and is continuing and that no further payments shall be made on the Subordinated Obligations of the Guarantor, all amounts due with respect to the Guaranteed Obligations shall be paid in full before the Guarantor shall be entitled to collect or receive any payment with respect to the Subordinated Obligations of the Guarantor.

          (e) Any lien, security interest, or assignment securing the repayment of the Subordinated Obligations of the Guarantor shall be fully subordinate to any lien, security interest, or assignment in favor of the Investor which secures the Guaranteed Obligations. At the request of the Investor, the Guarantor will take any and all steps necessary to fully evidence the subordination granted hereunder, including amending or terminating financing statements and executing and recording subordinations of liens.

          (f) This is an absolute and irrevocable agreement of subordination and the Investor may, without notice to the Guarantor, take any action described in
Section 2.2 without impairing or releasing the obligations of the Guarantor hereunder.

          (g) The Guarantor shall not assign or otherwise transfer to any Person any interest in the Subordinated Obligations of the Guarantor without prior written notice to the Investor and obtaining the written assumption by the transferee of the subordination provisions of this Section 3.2 with respect to the Subordinated Obligations that are the subject of the transfer.

          (h) If any amount shall be paid to the Guarantor in violation of this
Section 3.2, such amount shall be held in trust for the benefit of the Investor and immediately turned over to the Investor, with any necessary endorsement, to be applied to the Guaranteed Obligations.

Section 4.  Miscellaneous.

          4.1 In connection with maintaining sufficient assets to fulfil the obligations of the Guarantor under this Agreement, the Guarantor agrees as follows:

          (a) The Guarantor shall maintain ownership of 100% of the issued and outstanding equity securities of The Samarac Corporation Ltd.;

          (b) The Guarantor shall cause The Samarac Corporation Ltd. or the Guarantor to maintain ownership of and not terminate or replace the existing management agreement between The CanFibre Group Ltd. and The Samarac Corporation Ltd. entered into in December of 1994 providing for monthly management fees and an annual bonus of 10% of the consolidated pretax income of The CanFibre Group Ltd.; and

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          (c) The Guarantor shall not transfer any assets owned by the Guarantor to The Swaisland Family Trust or to Samarac Trading and Development Corporation or Samarac Development Corporation.

          4.2 If the Guarantor shall breach any of the terms of this Agreement, including Section 4.1 hereof, the Guarantor shall at the request of the Investor deposit cash collateral for the contingent obligations of the Guarantor under this Agreement in the amount of 100% of the maximum contingent liability of the Guarantor hereunder in a cash collateral account controlled by the Investor that is pledged to the Investor to secure the obligations of the Guarantor under this Agreement. In connection therewith, the Guarantor shall execute any documents and agreements reasonably requested by the Investor to accomplish the foregoing.

          4.3 The Guarantor shall pay to the Investor on demand all out-of-pocket costs and expenses of the Investor in connection with the preservation or enforcement of the Investor's rights under this Agreement, whether through negotiations, legal proceedings, or otherwise, including reasonable fees and expenses of counsel for the Investor. The provisions of this paragraph shall survive any purported termination of this Agreement that does not expressly reference this paragraph.

          4.4 The Guarantor agrees to protect, defend, indemnify, and hold harmless the Investor and its shareholders, directors, officers, employees, agents, and attorneys (collectively, the "Indemnified Parties"), from and against all demands, claims, actions, suits, damages, judgments, fines, penalties, liabilities, and costs and expenses, including reasonable out-of-pocket costs of attorneys and related costs of experts such as accountants (collectively, the "Indemnified Liabilities"), actually incurred by the Indemnified Parties which are brought by third parties and are related to any litigation or proceeding relating to this Agreement or the transactions contemplated thereunder, INCLUDING INDEMNIFIED LIABILITIES CAUSED BY ANY INDEMNIFIED PARTIES' OWN NEGLIGENCE, but not Indemnified Liabilities which are a result of any Indemnified Parties' gross negligence or willful misconduct or negligence in the handling of money. The provisions of this paragraph shall survive any purported termination of this Agreement that does not expressly reference this paragraph.

          4.5 This Agreement shall be governed by the internal laws of British Columbia, Canada (without reference to principles of conflicts of laws). If any provision in this Agreement is held to be unenforceable, such provision shall be severed and the remaining provisions shall remain in full force and effect. All representations, warranties, and covenants of the Guarantor in this Agreement shall survive the execution of this Agreement and any other contract or agreement. If a due date for an amount payable is not specified in this Agreement, the due date shall be the date on which the Investor demands payment therefor. The Investor's remedies under this Agreement, the Preference Shares Designation, and any other documents and agreements shall be cumulative, and no delay in enforcing such rights shall act as a waiver thereof. The provisions of this Agreement may be waived or amended only in a writing signed by the party against whom

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enforcement is sought.  This Agreement shall bind and inure to the benefit of the Guarantor and the Investor and their respective successors and assigns. The Guarantor may not assign its rights or delegate its duties under this Agreement. The Investor may not assign its rights or delegate its duties under this Agreement except to an affiliate. This Agreement may be executed in multiple counterparts each of which shall constitute one and the same agreement. Unless otherwise specified, all notices and other communications between the Guarantor and the Investor provided for in this Agreement shall be in writing, including telecopy, and delivered or trans mitted to the addresses set forth below, or to such other address as shall be designated by the Guarantor or the Investor in written notice to the other party. Notice sent by telecopy shall be deemed to be given and received when receipt of such transmission is acknowledged, and delivered notice shall be deemed to be given and received when receipted for by, or actually received by, an authorized officer of the Guarantor or the Investor, as the case may be.

    If to the Guarantor:

    Enron Capital & Trade Resources Corp.
    1400 Smith Street
    Houston, Texas   77002
    Attn:  Tony Valentine
    telephone:     713-853-6903
    telecopier:    713-646-8408

    If to the Investor:

    Kenneth F. Swaisland
    c/o The Kafus Capital Corporation
    706-1155 Robson Street
    Vancouver, British Columbia V6E 1B5
    telephone:     604-602-1981
    telecopier:    604-685-2426

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THIS WRITTEN AGREEMENT, THE PREFERENCE SHARES DESIGNATION, AND THE RELATED
DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

      EXECUTED as of the date first above written.



                                    GUARANTOR:

                                    /s/ Kenneth F. Swaisland
                                    -----------------------------
                                    Kenneth F. Swaisland

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